UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 5, 2010

ARCTIC CAT INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-18607	41-1443470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Hwy 169 North Suite 1000
Plymouth, Minnesota	55441
(Address of Principal Executive	(Zip Code)
Offices)

Registrant’s telephone number, including area code:  (763) 354-1800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the matters submitted to a vote of the shareholders of Arctic Cat Inc. (the “Company”) at the Annual Meeting of Shareholders held on August 5, 2010 (the “Annual Meeting”) are set forth below.

1.                                       The following nominees were elected as directors, each to hold office until his or her successor is elected and qualified, by the vote set forth below:

Name	For	Withheld	Abstained	Broker Non-Votes
Claude J. Jordan	9,311,279	156,000	0	1,141,481
Susan E. Lester	9,320,307	146,972	0	1,141,481
Gregg A. Ostrander	9,296,964	170,315	0	1,141,481
Christopher A. Twomey	9,346,722	120,557	0	1,141,481

2.                                       The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2011 was ratified by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
16,499,818	205,926	5,016	0

3.                                       The authority of the Company’s named proxies to vote in their discretion upon such other business as properly came before the Annual Meeting was ratified by the vote set forth below:

For	Against	Abstentions	Broker Non-Votes
9,158,103	7,473,220	79,437	0

In addition, on the morning of the Annual Meeting, the Board of Directors of the Company, acting upon a recommendation of the Governance Committee, accepted Robert J. Dondelinger’s withdrawal of his decision to retire from service on the Board of Directors.  Mr. Dondelinger has served as a director since 1983 and had previously decided to retire at the Annual Meeting.  As a result of the withdrawal of his resignation, Mr. Dondelinger will remain a member of the Board of Directors for the remainder of his previously elected term ending in 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCTIC CAT INC.
(Registrant)

Date: August 10, 2010	/s/ TIMOTHY C. DELMORE
Timothy C. Delmore
Chief Financial Officer